Exhibit 99.1
Ellington Financial LLC Announces Fourth Quarter Dividend of $0.77 Per Share and Special Dividend for the Year Ended December 31, 2012 of $0.75 Per Share
OLD GREENWICH, Conn., February 12, 2013 -- Ellington Financial LLC (NYSE: EFC) (the "Company") today announced that its Board of Directors has declared a dividend for the fourth quarter of 2012 of $0.77 per share and a special dividend for the fiscal year ended December 31, 2012 of $0.75 per share, both payable on March 15, 2013 to shareholders of record as of March 1, 2013.(1) Subject to the ultimate discretion of the Board of Directors, the Company's management expects to continue to recommend quarterly dividends of $0.77 per share until conditions warrant otherwise. In addition, at the end of any year, the Board of Directors will take into account the Company's earnings and other factors and will consider whether to declare a special dividend. Periodically, management may adjust its quarterly dividend recommendation based on the Company's actual earnings, management's assessment of the Company's long-term earnings prospects, and other factors. The declaration and amount of future dividends remain in the discretion of the Board of Directors.
(1) For U.S. federal income tax purposes, the fourth quarter 2012 dividend and the special dividend will be treated as partnership distributions. Based on information currently available, the Company estimates that, when calculating U.S. federal withholding taxes, the entire amount of these dividends will be treated as portfolio interest income (as described in Section 871(h) of the Internal Revenue Code). As a result, no portion of these dividends should be considered attributable to income that is subject to U.S. federal withholding tax, including U.S. source dividend income or income effectively connected with a U.S. trade or business. Notwithstanding the foregoing, some portion of future dividends may be considered attributable to U.S. source dividend income, interest income that is not "portfolio interest," or income effectively connected with a U.S. trade or business, and therefore may be subject to U.S. federal withholding taxes.
The Company does not provide advice on tax matters to its shareholders or to broker/nominees who hold the Company's shares on behalf of their customers. The information above is provided for informational purposes only, is subject to change as more definitive information is obtained by the Company, and does not constitute tax advice. Non-U.S. holders of the Company's common shares and broker/nominees who hold shares on behalf of such holders are strongly urged to consult with their own tax advisors with regard to the U.S. federal income tax consequences of the dividends paid by the Company. This information is not intended to, and cannot, be used by any taxpayer to avoid penalties that may be imposed under U.S. federal income tax law.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek" or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Examples of forward-looking statements in this press release include statements regarding the Company's intended dividend policy. The Company's results can fluctuate from month to month and from quarter to quarter depending on a variety of factors, some of which are beyond the Company's control and/or are difficult to predict, including, without limitation, changes in interest rates and the market value of the Company's securities, changes in mortgage default rates and prepayment rates, the Company's ability to borrow to finance its assets, changes in government regulations affecting the Company's business, the Company's ability to maintain its exemption from registration under the Investment Company Act of 1940 and other changes in market conditions and economic trends. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10-K filed on March 14, 2012 and our Quarterly Report on Form 10-Q filed on May 9, 2012, which can be accessed through the Company's website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
 About Ellington Financial LLC
Ellington Financial LLC is a specialty finance company that acquires and manages mortgage-related assets, including residential mortgage-backed securities backed by prime jumbo, Alt-A, manufactured housing and subprime residential mortgage loans, residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. government agency or a U.S. government-sponsored enterprise, mortgage-related derivatives, commercial mortgage-backed securities, commercial mortgage loans and other commercial real estate debt, as well as corporate debt and equity securities and derivatives. Ellington Financial LLC is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group LLC.